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                                                                    Exhibit 4.14

                             CERTIFICATE OF TRUST OF
                           OMNICARE CAPITAL TRUST III
                           --------------------------

     THIS CERTIFICATE OF TRUST of Omnicare Capital Trust III (the "Trust"), dated February 7, 2003, is being duly executed and filed to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. 'SS' 3801 et seq.)(the "Act").

     1. Name. The name of the statutory trust formed hereby is Omnicare Capital Trust III.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, FL3-OPS 4, Newark, Delaware, 19713,
Attention: Institutional Trust Services.

     3. Effective Date. This Certificate of Trust will be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of the date first-above written in accordance with Section 3811(a) of the Act.

                                CHASE MANHATTAN BANK USA, National
                                Association, not in its individual capacity, but solely as trustee


                                By: /s/ John J. Cashin
                                    --------------------------------------------
                                    Name:  John J. Cashin
                                    Title: Vice President